UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Citi’s CEO Compensation for 2016

On February 16, 2017 (the Grant Date), the Personnel and Compensation Committee of the Board of Directors of Citigroup Inc. (the Committee) approved incentive compensation awards for 2016 performance to CEO Michael Corbat and other senior executives.

The Committee determined that Mr. Corbat’s annual compensation for 2016 is $15.5 million, consisting of his previously established base salary of $1.5 million and a total incentive award of $14 million, which is a 6% reduction from his 2015 total compensation of $16.5 million. As in past years, the CEO total incentive award was delivered in a mix of cash, deferred stock awarded under Citi’s Capital Accumulation Program (CAP), and Performance Share Units (PSUs).

CEO Compensation for 2016
Element	Form	Amount
Base Salary	Cash	$1.5 million
Cash Incentive	Cash (30% of total incentive award)	$4.2 million
Deferred Incentive	Deferred Stock (35% of total incentive award) Vests ratably over 4 years subject to performance conditions	$4.9 million
	Performance Share Units (35% of total incentive award) Vest based on return on tangible common equity and cumulative earnings per share performance over 3 years	$4.9 million
Total		$15.5 million

In making the decision on CEO pay, the Committee considered several factors, including another positive outcome from the 2016 CCAR process which led to the most meaningful capital return since before the financial crisis, feedback from regulators on Citi’s Resolution Plan, investments the company is making in certain businesses, and the wind-down of Citi Holdings. However, the Committee felt it was appropriate to reflect the firm’s performance relative to its financial targets in the compensation for Mr. Corbat.  Overall, the Committee continues to be very pleased with the progress Citi is making under Mr. Corbat’s leadership and is confident that the plan Citi’s leadership is executing will improve returns for shareholders.

Citi’s 2017 Performance Share Units

The PSUs awarded on the Grant Date (the 2017 PSUs) will be earned over a three-year performance period that begins on January 1, 2017 and ends on December 31, 2019 (the Performance Period) based on Citi’s return on tangible common equity (RoTCE) in 2019 and Citi’s cumulative earnings per share (EPS) over the Performance Period.

The 2017 PSUs will be earned at the end of 2019 according to the following performance schedule:

Percent of Target PSUs Earned (applies separately to each metric)	0%	50%	100%	150%
Metric: RoTCE for 2019	Less than 5%	5%	10%	14% or more
Metric: Cumulative EPS, 2017-2019	Less than $16.00	$16.00	$17.70	$19.00 or more

Cumulative EPS is determined by adding the diluted earnings per share based on net income allocated to common shareholders from our quarterly earnings reports for the 12 quarters ending in 2017 through 2019. Performance between the thresholds in the table above will be determined by straight-line interpolation, based on equal weighting of each metric, to avoid encouraging imprudent risk-taking through artificial cliffs in the design of the PSUs.

Example: If Citi has RoTCE in 2019 of 10% and cumulative EPS of $16.00 over the Performance Period, the executives will receive 75% of the target PSUs, which assigns equal weight to performance against the RoTCE metric (100% performance) and the cumulative EPS metric (50% performance).

Consistent with a provision we added last year as a shareholder protection, the number of 2017 PSUs that may be earned is capped at 100% of target if Citi’s total shareholder return is negative over the Performance Period, regardless of the outcome of the performance metrics.

In considering the design of our 2017 PSUs, we focused on operational metrics that are primary drivers of total shareholder returns as a direct result of feedback we received from shareholders during our most recent shareholder engagement efforts. We chose RoTCE and cumulative EPS as metrics for our 2017 PSUs due to their importance as drivers of success in Citi’s strategic plan over the Performance Period.

•	We previously announced that our target RoTCE for 2019 is 10%, a level that is meaningfully above Citi’s 2016 RoTCE and is an important intermediate step toward a longer-term goal of 14% RoTCE. Although the target goal is stated as a 2019 outcome, the attainment of this goal requires consistent improvement in returns throughout the Performance Period, and the cumulative EPS goal, as described below, ensures full accountability for performance over the entire three-year Performance Period.
•	Our cumulative EPS target is reflective of double-digit EPS growth over the Performance Period and significantly exceeds Citi’s 2016 EPS. Achieving the cumulative EPS target will require management to execute a balanced approach of revenue growth, expense discipline, and capital management, each of which is an important factor in delivering value to our clients and our shareholders.
•	There are several mechanisms in place to ensure that the EPS measure incentivizes appropriate long-term decision making. Our buyback levels are subject to oversight by both the Citigroup Board and the Federal Reserve Board (through the CCAR process), and buyback levels are calibrated against a range of considerations, including current capital levels, alternative uses for excess capital, and safety and soundness. The Committee also structured this metric as a cumulative metric to establish balance with the 2019 RoTCE metric, mitigate any potential risk associated with a single year-end target, and drive balanced improvement in operational performance over the Performance Period.

The Committee awarded 2017 PSUs to the following executives who were named executive officers in Citi’s 2016 Proxy Statement:

	Michael Corbat CEO	John Gerspach CFO	Stephen Bird CEO, Global Consumer Banking	Don Callahan Head of Operations and Technology	James Forese President, Citigroup; CEO, Institutional Clients Group
Target Number of 2017 PSUs	83,285.18	43,342.29	43,344.21	34,673.83	75,466.57

Consistent with prior PSU awards, the target number of 2017 PSUs was determined by dividing the nominal value of the PSU award by the average of the closing prices of Citi common stock in the five business days immediately preceding the Grant Date ($58.8340).

The 2017 PSU and other awards described above will be described in more detail in Citi’s 2017 Proxy Statement, which is expected to be filed in March 2017.

Additional Information

The Committee amended Citi’s Executive Performance Plan to include a $20 million limit on the amount of cash bonus that may be awarded to any executive officer. Previously, Citi’s programs had no limit on the dollar amount of an incentive award that could be awarded as cash to any executive officer; the only limit imposed was on the percentage of each total incentive award that could be paid as a cash bonus.

No changes were made in the terms of CAP as compared to last year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

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